Exhibit 21.1

Subsidiaries of The Coca-Cola Company
As of  December 31, 2012

Organized Under
Laws of:

The Coca-Cola Company	Delaware
Subsidiaries:

Atlantic Industries	Cayman Islands
Atlantic Manufacturing	Cayman Islands
Barlan, Inc.	Delaware
BCI Coca-Cola Bottling Company of Los Angeles	Delaware
Beverage Brands S.R.L.	Peru
Beverage Services Limited	United Kingdom
Caribbean Refrescos, Inc.	Delaware
CCHBC Grouping, Inc.	Delaware
Coca-Cola (China) Investment Limited	China
Coca-Cola (Japan) Company, Limited	Japan
Coca-Cola Africa (Proprietary) Limited	South Africa
Coca-Cola Beverages (Shanghai) Company Limited	China
Coca-Cola Bottlers Philippines, Inc.	Philippines
Coca-Cola China Industries Limited	Cook Islands
Coca-Cola de Chile S.A.	Chile
Coca-Cola Erfrischungsgetränke AG	Germany
Coca-Cola GmbH	Germany
Coca-Cola Holdings (Overseas) Limited	Delaware
Coca-Cola Holdings (United Kingdom) Limited	United Kingdom
Coca-Cola India Private Limited	India
Coca-Cola Industrias Limitada-Brazil	Brazil
Coca-Cola Industrias Limitada-Costa Rica	Costa Rica
Coca-Cola Interamerican Corporation	Delaware
Coca-Cola Midi S.A.S.	France
Coca-Cola Oasis LLC	Delaware
Coca-Cola Overseas Parent Limited	Delaware
Coca-Cola Refreshments Canada Company	Nova Scotia
Coca-Cola Refreshments USA, Inc.	Delaware
Coca-Cola Reinsurance Services Limited	Ireland
Coca-Cola Servicios de Venezuela, C.A.	Venezuela
Coca-Cola South Asia (India) Holdings Limited	Hong Kong
Coca-Cola South Asia Holdings, Inc.	Delaware
Coca-Cola South Pacific Pty Limited	Australia
Conco Limited	Cayman Islands
Corporacion Inca Kola Peru S.R.L.	Peru
Dulux CBAI 2003 B.V.	The Netherlands
Energy Brands Inc.	New York

Exhibit 21.1

Subsidiaries of The Coca-Cola Company (continued)
As of  December 31, 2012

Organized Under
Laws of:

European Refreshments	Ireland
Great Plains Coca-Cola Bottling Company	Oklahoma
Hindustan Coca-Cola Beverages Private Limited	India
Hindustan Coca-Cola Holdings Private Limited	India
Hindustan Coca-Cola Overseas Holdings Pte. Limited	Singapore
Luxembourg CB 2002 S.a.r.l.	Luxembourg
Nordeste Refrigerantes S.A.	Brazil
Norsa Refrigerantes Ltda.	Brazil
Odwalla, Inc.	California
Open Joint Stock Company Nidan Juices	Russian Federation
Pacific Refreshments Pte. Ltd.	Singapore
Recofarma Industria do Amazonas Ltda.	Brazil
Red Re, Inc.	South Carolina
Refrescos Guararapes Ltda.	Brazil
Refreshment Product Services, Inc.	Delaware
SA Coca-Cola Services NV	Belgium
Servicios Integrados de Administracion y Alta Gerencia, S. de R.L. de C.V.	Mexico
Servicios y Productos para Bebidas Refrescantes S.R.L.	Argentina
Shanghai Shen-Mei Beverage & Food Co., Ltd.	China
Soira Investments Limited	British Virgin Islands
The Coca-Cola Export Corporation	Delaware
The Coca-Cola Trading Company LLC	Delaware
The Inmex Corporation	Florida
Varoise de Concentres S.A.S.	France

Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2012, under Rule 1-02(w) of Regulation S-X.